As filed with the Securities and Exchange Commission on December 26, 2013

Registration No. 333-179559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

SPREADTRUM COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attn: Dr. Leo Li, President and Chief Executive Officer

(8621) 2036-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Spreadtrum Communications, Inc. 2007 Equity Incentive Plan

(Full Title of the Plan)

National Corporate Research, Ltd.

10 E. 40th Street, 10th Floor

New York, New York 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eva H. Wang, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

On December 23, 2013, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 12, 2013, by and between the Registrant and Tsinghua Unigroup Ltd., a limited liability company established under the laws of the People’s Republic of China (“Parent”), Spreadtrum Acquisition Limited, an exempted company incorporated under the laws of the Cayman Islands and an affiliate of Parent, merged with and into the Registrant (the “Merger”) with the Registrant continuing after the Merger as the surviving corporation. As a result of the Merger and as of the effective time of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including this Registration Statement on Form S-8 (the “Registration Statement”). Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on December 26, 2013.

Spreadtrum Communications, Inc.

By:	/s/ Leo Li
Leo Li
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo Li	Director	December 26, 2013
Leo Li

/s/ Xiaoning (Shannon) Gao	Chief Financial Officer	December 26, 2013
Xiaoning (Shannon) Gao	(Principal Financial and Accounting Officer)

/s/ Jiwen Fang	Director	December 26, 2013
Jiwen Fang

*	Director	December 26, 2013
Datong Chen

*	Director	December 26, 2013
Hao Chen

*	Director	December 26, 2013
Scott Sandell

*	Director	December 26, 2013
Carol Yu

*	Director	December 26, 2013
Zhongrui Xia

* By:	/s/ Leo Li
Leo Li, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on December 26, 2013.

By:	/s/ Leo Li
Name:	Leo Li
Title:	President and Chief Executive Officer